Exhibit 32.2
Certification of
Chief Financial Officer
of First Financial Bankshares, Inc.
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended March 31, 2008 of First Financial Bankshares, Inc.
I, J. Bruce Hildebrand, the Executive Vice President and Chief Financial Officer of the Issuer certify that:
1. the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
2. the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: April 29, 2008

By:	/s/ J. Bruce Hildebrand
J. Bruce Hildebrand
Chief Financial Officer

Subscribed and sworn to before me this 29th of April, 2008.

/s/ Gaila N. Kilpatrick
Gaila N. Kilpatrick
Notary Public
My commission expires: April 15, 2009